SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Synthorx, Inc.

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SYNTHORX, INC.

11099 N. Torrey Pines Road, Suite 190

La Jolla, California 92037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Synthorx, Inc., a Delaware corporation.  The meeting will be held on Friday, June 7, 2019 at 8:00 a.m. local time at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121, for the following purposes:

1.	To elect the Board of Director’s (the “Board”) three Class I director nominees named herein to hold office until the 2022 Annual Meeting of Stockholders.
2.	To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 22, 2019.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Laura K. Shawver
Laura K. Shawver, Ph.D.
President and Chief Executive Officer

La Jolla, California

April 24, 2019

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SYNTHORX, INC.

11099 N. Torrey Pines Road, Suite 190

La Jolla, California 92037

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 7, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Synthorx, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Synthorx”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 26, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 6, 2019.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Friday, June 7, 2019 at 8:00 a.m. local time at the offices of Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121.  Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2019 will be entitled to vote at the Annual Meeting.  On this record date, there were 32,142,214 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 22, 2019 your shares were registered directly in your name with Synthorx’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 22, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three Class I directors named herein to hold office until the 2022 Annual Meeting of Stockholders (Proposal 1);
•	Ratification of selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.  For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 866-230-6295 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your telephone vote must be received by 11:59 p.m., Pacific Time on June 6, 2019 to be counted.

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To vote through the internet, go to www.proxydocs.com/THOR to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your internet vote must be received by 11:59 p.m. Pacific Time on June 6, 2019 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Synthorx.  Simply follow the voting instructions in the Notice to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 22, 2019.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions your broker or nominee may not vote your shares on Proposal 1, but may vote your shares on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Synthorx’s Secretary at 11099 N. Torrey Pines Road, Suite 190, La Jolla, California 92037.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2019, to the attention of our Secretary at 11099 N. Torrey Pines Road, Suite 190, La Jolla, California 92037. If you wish to submit a proposal (including a director nomination) at the Annual Meeting that is not to be included in next year’s proxy materials, your written request must be received by our Secretary between February 7, 2020 and March 9, 2020, provided that, if our 2020 Annual Meeting of Stockholders is earlier than May 8, 2020 or later than July 7, 2020, your written request must be received by our Secretary not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under the applicable rules, the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal No. 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 32,142,214 shares outstanding and entitled to vote. Thus, the holders of 16,071,108 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1

Election of Directors

Our Board is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members.  There are three Class I directors in the class whose term of office expires in 2019.  Each of the nominees listed below is currently a director of the Company and were each recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board.  If elected at the Annual Meeting, each of these nominees would serve until the 2022 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.  It is our policy to invite directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below.  If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us.  Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-year Term Expiring at the 2022 Annual Meeting

Laura Shawver, Ph.D., 61, has served as our President and Chief Executive Officer and as a member of our Board since November 2017. Dr. Shawver currently serves as the Chief Executive Officer of Cleave Biosciences, Inc., a position that she has held since September 2011 and to which she devotes an immaterial amount of her professional time. From October 2010 to August 2011, she was Entrepreneur in Residence for 5AM Ventures, an early stage venture capital firm focused on building next-generation life science companies. In prior years, Dr. Shawver served as Chief Executive Officer of Phenomix Corporation, from June 2002 to September 2010, and President of Sugen, Inc. from October 2000 until it was acquired by Pharmacia & Upjohn Company, Inc. in May 2002, after holding various positions there since 1992. Dr. Shawver began her drug development career in 1989 at Triton Biosciences, Inc. (later Berlex Biosciences Inc.), which was acquired by Schering AG in 1990. She has extensive operational, drug development and regulatory expertise, and also has assisted a number of biotechnology companies with drug development and corporate development activities. From June 2012 to February 2014, Dr. Shawver served on the board of directors of Cornerstone Therapeutics, Inc. and she is the founder of The Clearity Foundation, a non-profit corporation. Dr. Shawver holds a B.S in microbiology and a Ph.D. in pharmacology, both from the University of Iowa.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Shawver’s expertise and experience in the biotechnology and pharmaceutical industries, including her experience as an executive and director and her educational background, provide her with the qualifications and skills to serve on our Board.

Vickie Capps, 57, has served on our Board since April 2018. From July 2002 to December 2013, Ms. Capps was the Chief Financial Officer of DJO Global, Inc. Prior to joining DJO Global, Inc., Ms. Capps served as the Chief Financial Officer of several other public and private companies. Earlier in her career, Ms. Capps was a Senior Audit and Accounting Professional at Ernst & Young LLP. Ms. Capps is currently a member of the Senior Advisory Board of Consonance Capital Partners, or CCP, and has served as a member of the board of directors of CCP’s portfolio company, Eagle Rx, Inc., since August 2014. Ms. Capps is also a member of the boards of directors of Otonomy,

Inc., since March 2014, and NuVasive, Inc., since June 2015, and is the chair of each company’s Audit Committee and a member of each company’s nominating and governance committee. Ms. Capps is also a member of the board of directors of OmniGuide, Inc. From October 2014 to April 2018, Ms. Capps served as member of the board of directors of Connecture, Inc. and as chair of its Audit Committee, prior to the company completing a going private transaction. From December 2013 to August 2015, Ms. Capps served as a member of the board of directors of RF Surgical Systems, Inc. and as chair of its Audit Committee, prior to the company’s acquisition by Medtronic plc in August 2015. From 2007 to July 2010, Ms. Capps served as a member of the board of directors of SenoRx, Inc. prior to its acquisition by C. R. Bard, Inc. in July 2010. In addition, Ms. Capps serves as a member of the board of directors of the San Diego State University Research Foundation and is a member of its Audit Committee and its finance and investment committee. Ms. Capps is a California Certified Public Accountant and was recognized as a CFO of the Year honoree by the San Diego Business Journal in 2009 and 2010. Ms. Capps holds a Bachelor’s degree in business administration/accounting from San Diego State University.

Our Nominating and Corporate Governance Committee and Board believe that Ms. Capps’ expertise and experience as a Chief Financial Officer, director and Audit Committee chair, her accounting and finance background and her educational background, provide her with the qualifications and skills to serve on our Board.

Peter Thompson, M.D., 59, has served on our Board since April 2018. Dr. Thompson currently serves as a Private Equity Partner for OrbiMed Advisors LLC, an investment firm focused on the healthcare sector that he joined in September 2010 and where he previously served as Venture Partner. Dr. Thompson also serves as the Chief Executive officer of Silverback Therapeutics, Inc. Dr. Thompson co-founded Corvus Pharmaceuticals, Inc. in 2014, and currently sits on its board of directors, of which he has been a member since December 2014. Dr. Thompson also serves as a member of the board of directors of Alpine Immune Sciences, Inc., since June 2016, and is a director of several privately held companies. Dr. Thompson previously served as a director of Adaptimmune Therapeutics plc from January 2015 to July 2018, and ProNai Therapeutics, Inc., from April 2014 to December 2015. Dr. Thompson is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since January 2010. Dr. Thompson co-founded and served as the Chief Executive Officer of Trubion Pharmaceuticals, Inc., from 2002 to 2009, and he was a medical staff fellow at the National Cancer Institute, from 1985 to 1992. Dr. Thompson holds a Sc. B. in molecular biology and mathematics from Brown University and an M.D. from Brown University Medical School.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Thompson’s experience as a director and executive officer of biopharmaceutical companies, his investment firm experience in the healthcare sector, his background in the medical field and his educational background provide him with the qualifications and skills to serve on our Board.

The Board Recommends

A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2020 Annual Meeting

Pratik Shah, Ph.D., 49, has served on our Board since October 2018 and as our chair since December 2018. Dr. Shah currently serves as President and Chief Executive Officer of Marlinspike Group, a position he has held since July 2015. Dr. Shah also currently serves as President and Chief Executive Officer of Design Therapeutics, a position he has held since December 2017. Dr. Shah served as President and Chief Executive Officer of Auspex Pharmaceuticals, Inc., or Auspex, from October 2013 to May 2015 and as a member of Auspex’s board of directors from June 2007 to May 2015, including as Chairman of the board of directors from September 2008 to October 2013. Dr. Shah has been a partner in the venture capital firm Thomas, McNerney & Partners, or TM&P, since 2004 and served on various private and public company boards as its representative, including on the board of Ocera Therapeutics, Inc. from September 2005 to February 2014. Prior to joining TM&P, he co-founded two biotechnology companies and was a consultant at McKinsey & Company in its San Francisco office. Dr. Shah holds a Bachelor’s degree in biological sciences from the University of California, Irvine and a Ph.D. in biochemistry & molecular biology and a MBA in finance from the University of Chicago.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Shah’s expertise in managing, financing and consulting with biotechnology companies and his experience founding and building several life sciences companies provides him with the qualifications and skills to serve on our Board.

Peter Kolchinsky, Ph.D., 42, has served on our Board since May 2018. Dr. Kolchinsky also serves as a member of the boards of directors of Dicerna Pharmaceuticals, Inc., since July 2013, and Wave Life Sciences Ltd., since January 2015, as well as a number of private companies. Dr. Kolchinsky is founder, Portfolio Manager and Managing Director at RA Capital Management, LLC, where he has been since September 2001. He is active in both public and private investments across the pharmaceutical, medical devices, diagnostics and life-science tools industries. Dr. Kolchinsky authored the e-book “The Entrepreneur’s Guide to a Biotech Startup”. Dr. Kolchinsky previously served on the Board of Global Science and Technology for the National Academies of Sciences. He received a Ph.D. in virology from Harvard University and a Bachelor’s degree from Cornell University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Kolchinsky’s experience as a director of pharmaceutical and life science companies, his experience as a venture capital fund manager and his educational background provide him with the qualifications and skills to serve on our Board.

Andrew Powell, J.D., 61, has served on our Board since December 2018. Mr. Powell is a senior executive with 30 years of global life sciences experience transforming dynamic companies working in oncology, dermatology, nephrology and pulmonology. He has over 13 years of public company boardroom experience, and he is a current board member of Aclaris Therapeutics Inc. and Landec Corporation. Previously, Mr. Powell has served as the senior vice president, general counsel and corporate secretary of Medivation, Inc. from May 2015 until November 2016, when the company was acquired by Pfizer, Inc. Mr. Powell served as Executive Vice President, General Counsel and Corporate Secretary of InterMune, Inc. from September 2013 to March 2015. From 2009 to 2013, he served as Executive Vice President, General Counsel and Secretary at Cornerstone Therapeutics, Inc. and from 2004 to 2008, he was General Counsel at Collagenex Pharmaceuticals, Inc. Earlier in his career, Mr. Powell held positions of increasing responsibility for nearly 15 years at the multi-national healthcare company Baxter International, Inc., as well as an associate of Gibson, Dunn & Crutcher, a multinational law firm. Mr. Powell received his J.D. from Stanford University and his B.A. in English from the University of North Carolina at Chapel Hill.

Our Nominating and Corporate Governance Committee and Board believe that Mr. Powell’s experience and expertise as a biotechnology and pharmaceutical executive and director and his educational background provide him with the qualifications and skills to serve on our Board.

Directors Continuing in Office Until the 2021 Annual Meeting

Jay Lichter, Ph.D., 57, has served on our Board since we were founded in January 2014. Since May 2008, Dr. Lichter has served as a member of the board of directors of Otonomy, Inc., including as Chairman of the board of directors since August 2015. Dr. Lichter also served as the Chief Executive Officer of Otonomy, Inc. from May 2008 until November 2010. Dr. Lichter is an experienced biotechnology and pharmaceutical business executive with 25 years of experience in management, scientific research and business development. Since 2007, Dr. Lichter has been a managing director at Avalon Ventures, an early-stage venture capital fund focused on information technology and life sciences. In that role, he has led Avalon’s investments in and served as a director and Chief Executive Officer for many privately-held biotechnology companies, including, among others, AristaMD, Inc., Avelas Biosciences, Inc, Cellular Approaches, Inc., COI Pharmaceuticals, Inc., or COI, Fortis Therapeutics, Inc., Sitari Pharmaceuticals Corp and Sova Pharmaceuticals, Inc. He also served on the board of directors of Aratana Therapeutics, Inc., from 2010 to 2013. Dr. Lichter received a Bachelor’s degree and Ph.D. in biochemistry from the University of Illinois. He also completed post-doctoral fellowships at Yale University and Du Pont Merck Pharmaceutical Company.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Lichter’s experience and expertise as a biotechnology and pharmaceutical executive and director, his experience as a venture capital fund managing director and his educational background provide him with the qualifications and skills to serve on our Board.

Floyd Romesberg, Ph.D., 53, is our Scientific Founder and has served as a member of our Board since January 2014. Prior to Synthorx, he served as the Scientific Co-Founder and a Consultant for RQx Pharmaceuticals, Inc. (acquired by Genentech, Inc.), from 2010 to 2013, and Achaogen Inc., from 2005 to 2011. Dr. Romesberg was appointed as a Professor of chemistry at The Scripps Research Institute, or TSRI, in 2014. Prior to being appointed as a Professor, Dr. Romesberg was an Assistant Professor from 1998 to 2006 and an Associate Professor from 2006 to 2014. Dr. Romesberg’s work has been described in more than 150 peer-reviewed publications and has been funded by the National Institutes of Health, National Science Foundation, and Office of Naval Research. Dr. Romesberg performed his postdoctoral training at the University of California, Berkeley. He received a Ph.D. in physical organic chemistry from Cornell University, a M.S. in chemistry from Cornell and a B.S. in chemistry from The Ohio State University.

Our Nominating and Corporate Governance Committee and Board believe that Dr. Romesberg’s experience and expertise in the life sciences, including his work in developing unnatural base pairs for the expansion of the genetic alphabet and his educational background provide him with the qualifications and skills to serve on our Board.

information regarding the board and corporate governance

Independence of The Board

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Capps, Dr. Thompson, Dr. Shah, Dr. Kolchinsky, Mr. Powell and Dr. Romesberg.  In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Shawver is not considered independent because she is our President and Chief Executive Officer and Dr. Lichter is not considered independent because he served as our Chief Executive Officer in 2017 and is an executive officer of COI Pharmaceuticals, Inc., a shared service company that provides certain back-office and administrative and research and development support services, including facilities support, to us and from which we sublease a majority of our principal executive offices.

Board Leadership Structure

Our Board has an independent chair, Dr. Shah, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board.  We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.  In addition, we have a separate chair for each committee of our Board. The chair of each committee is expected to report annually to our Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Role of the Board in Risk Oversight

The Audit Committee of our Board is primarily responsible for overseeing our risk management processes on behalf of our Board. Our risk oversight process includes receiving regular reports from management to enable the committee to understand and assess risks.  In addition, the Audit Committee reports regularly to our Board, which also considers our risk profile. The Audit Committee and our Board focus on the most significant risks we face and our general risk management strategies.  While our Board oversees our risk management, management is responsible for day-to-day risk management processes.  Our Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and our Board.  We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board’s leadership structure, which also emphasizes the independence of our Board in its oversight of its business and affairs, supports this approach.

Meetings of The Board

The Board met 12 times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Information Regarding Committees of the Board

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal year 2018 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Laura Shawver, Ph.D.
Pratik Shah, Ph.D.	X
Vickie Capps	X*	X
Peter Kolchinsky, Ph.D.			X*
Jay Lichter, Ph.D.
Andrew Powell, J.D.		X*
Floyd Romesberg, Ph.D.			X
Peter Thompson, M.D.	X	X
Total meetings in fiscal 2018	3	1	—

*	Committee Chairperson

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of its financial statements.  For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement, if any;
•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The Audit Committee is composed of three directors: Ms. Capps (Chair), Dr. Shah and Dr. Thompson.  The Audit Committee met three times during the fiscal year.  The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.synthorx.com.  The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2018.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act).

The Board has also determined that Ms. Capps qualifies as an “Audit Committee financial expert,” as defined in applicable SEC rules and meets the financial sophistication requirements of the Nasdaq Listing Rules.  The Board made a qualitative assessment of Ms. Capps’s level of knowledge and experience based on a number of factors, including her formal education, prior experience, business acumen and independence.  Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.  We intend to comply with future requirements to the extent they become applicable to us.

Report of the Audit Committee of the Board

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with our management.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Vickie Capps

Pratik Shah, Ph.D.

Peter Thompson, M.D.

* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Ms. Capps, Mr. Powell (Chair) and Dr. Thompson.  Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq Stock Market independence requirements. The Compensation Committee met one time during the fiscal year.  The Board has adopted a written Compensation Committee charter, approved by our Board, that is available to stockholders on our website at www.synthorx.com.  The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2018.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt or recommend to the Board for adoption and oversee our compensation strategy, policies, plans and programs.  For this purpose, the Compensation Committee performs several functions, including, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;
•

making recommendations to the full Board regarding the compensation and other terms of employment of our Chief Executive Officer and reviewing, determining and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our other executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;
•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•

reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and
•	reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, we will plan for the Compensation Committee to meet quarterly and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives.  The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel.  In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.  The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee.  In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.  Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In 2018, the Board (prior to the formation of the Compensation Committee, which was formed in connection with our initial public offering) engaged Radford as a compensation consultant.  The Board requested that Radford:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the Board to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.  Radford ultimately developed recommendations that were presented to the Board and the Compensation Committee for its consideration.

The Compensation Committee typically makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the fourth quarter of the year.  However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.  Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer.  In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which makes recommendations to the full Board regarding any adjustments to her compensation as well as awards to be granted.  For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.  We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is composed of two directors:  Dr. Kolchinsky (Chair) and Dr. Romesberg.  Both members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standard).  The Nominating and Corporate Governance Committee did not meet formally during the fiscal year as this was the first year that we were a public company.  The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at www.synthorx.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2018.  The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;
•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•	evaluating, nominating and recommending individuals for membership on our Board;
•	evaluating nominations by stockholders of candidates for election to our Board;
•	considering and assessing the independence of members of our Board;
•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and
•	reviewing and assessing on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	strong finance experience;
•	experience relevant to our industry and with relevant social policy concerns;
•	experience as a Board member of another publicly held company;
•	relevant academic expertise or other proficiency in an area of our operations, such as clinical, medical or commercial experience in the pharmaceutical and/or biotechnology areas;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;
•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and
•	any other relevant qualifications, attributes or skills.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of our Company and our stockholders.  The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one, and preferably, several, members of our Board to meet the criteria for an “Audit Committee financial expert” as defined by SEC rules, and that a majority of the members of our Board meet the definition of “independent director” under Nasdaq qualification standards.  The Nominating and Corporate Governance Committee also believes it appropriate for our President and Chief Executive Officer to serve as a member of our Board.

The Nominating and Corporate Governance Committee retains the right to modify the qualifications described above from time to time.  Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that’s would enhance the composition of the Board.  The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service.  Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective.  In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  The Committee will also take into account the results of the Board’s self-evaluation, to be conducted annually on a group and individual basis.

If any member of our Board does not wish to continue in service, if our Board decides not to re-nominate a member for re-election or if the Board decides to expand the size of the Board, the Nominating and Corporate Governance committee identifies the desired skills and experience of a new nominee in light of the criteria above.  The Nominating and Corporate Governance Committee generally polls our Board and members of management for their recommendations for new directors.  The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts.  The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates.  In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate the success of our Company and represent stockholder interests through the exercise of sound business judgment.  The Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee will make its recommendation to our Board.  The Nominating and Corporate Governance Committee has not relied on third-party search firms to identify director candidates, but may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

We have not received director candidate recommendations from our stockholders.  Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders.  The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.  Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 11099 N. Torrey Pines Road, Suite 190, La Jolla, California 92037, Attn: Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.  We intend to comply with future requirements to the extent they become applicable to us.

Stockholder Communications With The Board

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors.  Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Synthorx, Inc., 11099 N. Torrey Pines Rd, Suite 190, La Jolla, CA 92037.  These communications will be reviewed by the Secretary of Synthorx who will determine whether the communication is appropriate for presentation to the Board or the relevant director.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. A current copy of the Code of Business Conduct and Ethics is available on the Governance section of Company’s website at www.synthorx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  Ernst & Young has audited our financial statements since 2018.  Representatives of Ernst & Young are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young.

Principal Accountant Fees and Services

The following table represents aggregate fees for professional audit services rendered by our independent registered public accounting firm, Ernst and Young LLP, related to the fiscal years ended December 31, 2018 and 2017, respectively.

	Year Ended December 31,
	2018	2017
Audit Fees(1)	$1,056,937	$75,852
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees:	$1,056,937	$75,852

(1)

Audit fees consist of fees billed for professional services by Ernst & Young for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.  Included in the 2018 audit fees is $876,123 of fees billed in connection with our December 2018 initial public offering.

All fees described above were pre-approved by the Audit Committee.

Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting.  Ernst & Young was responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.  In connection with the audit of the 2017 and 2018 financial statements, we entered into an engagement agreement with Ernst & Young that sets forth the terms by which Ernst & Young will perform audit services for us.  That agreement is subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures.

The Audit Committee has established a policy that all proposed audit engagements, including audit, review and attest services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee.  In addition, all proposed non-audit engagements will be pre-approved by one or more committee members so long as any such preapproval decisions are presented to the full Audit Committee at the next scheduled meeting.  The policy further requires the pre-approval of engagements for any registered public accounting firm to perform any other review or attest service by one or more committee members so long as any such preapproval decisions are presented to the full Audit Committee at the next scheduled meeting.  Pre-approval is detailed so that the particular service or category of services is generally subject to a specific budget.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

The Board Recommends

A Vote In Favor Of Proposal 2.

Executive Officers

Laura Shawver, Ph.D. has served as our President and Chief Executive Officer and as a member of our Board since November 2017.  For additional information regarding Dr. Shawver’s industry experience and education, see above under “Nominees for Election for a Three-year Term Expiring at the 2022 Annual Meeting.”

Tighe Reardon, 43, has served as our Acting Chief Financial Officer since November 2015.  Mr. Reardon has also served as Chief Financial Officer of Avalon Ventures since June 2014.  As part of his responsibilities at Avalon he provides Chief Financial Officer services to a number of Avalon portfolio companies and is a member of the board of directors for a number of Avalon portfolio companies, including among others, Adanate, Inc., AristaMD, Inc. and COI.  Prior to joining Avalon and Synthorx, Mr. Reardon was the Senior Vice President of Tax and Treasury at DJO Global, Inc., from April 2008 to June 2014.  Mr. Reardon began his career at Arthur Andersen LLP.  He has an M.S. in taxation and a B.S. in accounting from San Diego State University.  He is a Certified Public Accountant in the State of California.

Joseph Leveque, M.D., 58, has served as our Chief Medical Officer since July 2018.  Prior to joining Synthorx, Dr. Leveque served as Chief Medical Officer of ARMO BioSciences, where he originated, conceptualized, designed and implemented clinical studies and development plans for cancer therapeutics, from October 2017 to June 2018.  Dr. Leveque also served as Chief Medical Officer of EMD Serono, from September 2015 to September 2017.  Dr. Leveque served as Vice President and head of U.S. Medical Oncology at Bristol-Myers Squibb, from September 2011 to September 2015, where he was involved in the development and commercialization of the first generation of IO therapeutics.  Before his role at Bristol-Myers Squibb, Dr. Leveque was the Vice President of Medical and Scientific Affairs at Onyx Pharmaceuticals, or Onyx, from July 2009 to September 2011.  Before joining Onyx, he served as Vice President of Oncology Medical and Scientific Affairs at Cephalon, Inc., from May 2007 to July 2009, and as medical director at Amgen, Inc., from February 2005 to May 2007, where he worked on several therapeutic programs for solid tumor and hematological malignancies.  Dr. Leveque obtained a Bachelor’s degree in Biology from Santa Clara University, a MBA from The Wharton School at the University of Pennsylvania and a M.D. from the University of Texas Medical School.

Marcos Milla, Ph.D., 56, has served as our Chief Scientific Officer since April 2018.  Before becoming our Chief Scientific Officer, Dr. Milla served as our Senior Vice President of Research, since August 2017.  Prior to joining Synthorx, Dr. Milla served as Head of Discovery at Adaptive Biotechnologies Corporation, from May 2016 to July 2017.  Prior to his time at Adaptive Biotechnologies, Dr. Milla served in various roles at Janssen Pharmaceuticals, Inc., including as Senior Director of Discovery Sciences, from November 2014 to April 2016, Director of Discovery Sciences, from April 2014 to November 2014, and Scientific Director of Immunology, from March 2013 to March 2014, where he led teams focused on small molecule drugs and the development of novel ways of disease profiling and screening.  Dr. Milla’s experience in drug discovery spans across the areas of autoimmunity and inflammation, neurosciences and pain and IO and he has expertise in medicinal chemistry and network pharmacology.  He has also held academic appointments at Perelman School of Medicine at the University of Pennsylvania.  Dr. Milla graduated with a B.S. from Universidad Peruana Cayetano Heredia in Lima, Peru and a Ph.D. in cell and molecular biology from Saint Louis University.  He did his postdoctoral training at MIT as a Jane Coffin Childs Fellow and at Duke University.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2019 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be beneficial owners of more than five percent of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2019, which is 60 days after March 31, 2019.  These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable that, we believe, based on the information furnished to us, each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.  Applicable percentages are based on 32,142,214 shares outstanding on March 31, 2019, including 699,760 shares obtained from the early exercise of stock options that were subject to repurchase at March 31, 2019 adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Synthorx, Inc., 11099 North Torrey Pines Road, Suite 190, La Jolla, CA 92037.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5% or Greater Stockholders:
Funds affiliated with RA Capital Management, LLC(1) 20 Park Plaza, Ste. 1200 Boston, Massachusetts 02116	9,724,598	30.3%
Funds affiliated with Avalon Ventures X, L.P.(2) 1134 Kline Street La Jolla, California 92037	6,430,882	20.0%
Funds affiliated with OrbiMed Advisors LLC(3) 601 Lexington Avenue, 54th floor New York, New York 10022	5,316,355	16.5%
Funds affiliated with FMR LLC(4) 245 Summer Street Boston, MA 02210	2,218,587	6.9%
Funds affiliated with Medicxi Ventures Management (Jersey) Limited(5) 44 Esplanade St. Helier, Jersey JE4 9WG	1,936,245	6.0%
Camber Capital Management LP(6) 101 Huntington Avenue, Suite 2101 Boston, MA 02199	1,862,116	5.8%
Named Executive Officers and Directors:
Laura Shawver, Ph.D.(7)	260,621	*
Joseph A. Leveque, Ph.D.(8)	259,365	*
Marcos Milla, Ph.D.(9)	143,613	*
Pratik Shah, Ph.D.(10)	62,412	*
Vickie Capps(11)	62,412	*
Jay Lichter, Ph.D.(12)	6,443,382	20.0%
Peter Thompson, M.D.(13)	12,500	*
Peter Kolchinsky, Ph.D.(14)	9,737,098	30.3%
Andrew Powell, J.D.(15)	3,752	*
Floyd Romesberg, Ph.D.(16)	293,356	*
All officers and directors as a group (11 persons)(17)	17,340,922	53.2%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Consists of (i) 7,968,645 shares of common stock held by RA Capital Healthcare Fund, L.P., or the Fund, and (ii) 1,755,953 shares of common stock held by Blackwell Partners LLC-Series A, or Blackwell.  RA Capital Management LLC is the general partner of the Fund and the investment advisor to Blackwell.  Peter Kolchinsky, Ph.D. is the Managing Member of RA Capital Management LLC.  By virtue of such relationships,  Dr. Kolchinsky has voting and investment power over the shares held by RA Capital and Blackwell.  Dr. Kolchinsky disclaims beneficial ownership of the shares held by the Fund and Blackwell, except to the extent of his actual pecuniary interest therein if any.

(2)

Consists of (i) 4,748,796 shares of common stock held by Avalon Ventures X L.P. and (ii) 1,682,086 shares of common stock held by Avalon X SPV.  Avalon Ventures X GP LLC, or Avalon X GP, and Avalon Ventures X SPV GP LLC, or Avalon X SPV GP, are general partners of Avalon Ventures and Avalon SPV, respectively, and may be deemed to have voting and investment power with respect to the shares held by Avalon Ventures and Avalon SPV, respectively, and as a result may be deemed to have beneficial ownership of such shares.  Kevin Kinsella, Stephen Tomlin, Richard Levandov, and Dr. Lichter are managing members of Avalon X GP and share voting and investment power with respect to the shares held by Avalon Ventures.  Each of such individuals disclaims beneficial ownership of all shares held by Avalon Ventures, except to the extent of each such individual’s actual pecuniary interest therein if any.  Kevin Kinsella, Stephen Tomlin, Richard Levandov, Braden Bohrmann, Dr. Lichter and Tighe Reardon are managing members of Avalon X SPV GP and share voting and investment power with respect to the shares held by Avalon SPV.  Each of such individuals disclaims beneficial ownership of all shares held by Avalon SPV, except to the extent of each such individual’s actual pecuniary interest therein if any.

(3)

Represents shares of common stock held by OrbiMed Private Investments VII, LP, or OPI VII.  OrbiMed Capital GP VII LLC, or GP VII, is general partner of OPI VII.  OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP VII.  By virtue of such relationships, GP VII and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by OPI VII and as a result may be deemed to have beneficial ownership of such shares.  OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein.  Each of such individuals disclaims beneficial ownership of the shares held by OrbiMed, except to the extent of each such individual’s actual pecuniary interest therein if any.

(4)	Represents shares of common stock held by funds affiliated with FMR LLC on December 31, 2018, indicated in the entity’s Schedule 13G, as filed with the SEC on February 13, 2019.
(5)

Consists of (i) 1,912,043 shares of common stock held by Medicxi Ventures I LP, or Ventures I, and (ii) 24,202 shares of common stock held by Medicxi Co-Invest I LP, or Co-Invest I.  Medicxi Ventures I GP, or Ventures I GP, is the general partner of Ventures I and Co-Invest I and may be deemed to beneficially own the shares held by Ventures I and Co-Invest I. Medicxi Ventures Management (Jersey) Limited, or Manager, has been appointed by Ventures I GP as the manager of Ventures I and Co-Invest I and may be deemed to beneficially own the shares held by Ventures I and Co-Invest I. Alex Di Santo is Director of each of Ventuers I GP and Manager and has voting and investment power with respect to the shares held by Ventures I and Co-Invest I. Mr. Santo disclaims beneficial ownership of the shares held by Ventures I and Co-Invest I except to the extent of his actual pecuniary interest therein if any. This information is based on the Schedule 13G/A filed on January 31, 2019 with the SEC.

(6)

Represents shares of common stock held by Camber Capital Management LP at December 31, 2018 indicated in the entity's Schedule 13G/A, as filed with the SEC on February 14, 2019.  Camber Capital Management LP and Stephen DuBois share voting and investment power with respect to the shares held by Camber Capital Management LP and as a result each may be deemed to have beneficial ownership of such shares.

(7)

Consists of (i) 105,706 shares of common stock acquired by Dr. Shawver upon the exercise of a stock options and (ii) 154,915 shares of common stock Dr. Shawver has the right to acquire pursuant to outstanding stock options.

(8)	Consists of 259,365 shares of common stock acquired by Dr. Leveque upon the exercise of stock options, all of which will be subject to our right of repurchase as of May 30, 2019.
(9)	Consists of 143,613 shares of common stock Dr. Milla has the right to acquire pursuant to outstanding stock options.
(10)	Consists of 62,412 shares of common stock acquired by Dr. Shah upon the exercise of a stock option, 53,311 of which will be subject to our right of repurchase as of May 30, 2019.
(11)

Consists of 62,412 shares of common stock Ms. Capps has the right to acquire pursuant to outstanding stock options, 45,509 shares of which would be subject to our right of repurchase as of May 30, 2019.

(12)	Consists of (i) 12,500 shares of common stock Dr. Lichter has the right to acquire pursuant to an outstanding stock option and (ii) the shares described in note (2) above.
(13)	Consists of 12,500 shares of common stock Dr. Thompson has the right to acquire pursuant to an outstanding stock option.
(14)	Consists of (i) 12,500 shares of common stock Dr. Kolchinsky has the right to acquire pursuant to an outstanding stock option and (ii) the shares described in note (1) above.
(15)	Consists of 3,752 shares of common stock Mr. Powell has the right to acquire pursuant to an outstanding stock option.
(16)	Consists of 280,856 shares of common stock held by Dr. Romesberg and 12,500 shares of common stock Dr. Romesberg has the right to acquire pursuant to an outstanding stock option.
(17)

Includes the shares described in notes (7) through (16), above and shares held or issuable upon early exercise of stock options and subject to our right of repurchase as of May 30, 2019 by our executive officer who is not named in the table above.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of 10% or more of our common stock are required to file with the SEC on a timely basis initial reports of beneficial ownership and reports of changes regarding their beneficial ownership of our common stock.  Officers, directors and 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received and the written representations from certain reporting persons, we have determined that no officer, director or 10% beneficial owner, or any other person subject to Section 16(a) of the Exchange Act, known to us was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2018.

Executive AND DIRECTOR Compensation

Our named executive officers for the year ended December 31, 2018, which include our principal executive officer and our two other most highly compensated executive officers who were serving at year-end, are:

•	Laura Shawver, Ph.D., our President and Chief Executive Officer;
•	Joseph Leveque, M.D., our Chief Medical Officer; and
•	Marcos Milla, Ph.D., our Chief Scientific Officer.

Summary Compensation Table

The following table provides a summary of the compensation received by our named executive officers for the years ended December 31, 2018 and 2017.

			Non-equity Incentive plan	Option	All other
		Salary	Compensation	awards	compensation		Total
Name and principal position	Year	($)	($)(1)	($)(2)	($)		($)
Laura Shawver, Ph.D.	2018	430,125	151,890	4,608,244	24,468	(3)	5,214,727
President and Chief Executive Officer	2017	34,000	—	117,201	—		151,201
Joseph Leveque, M.D.(4)	2018	181,808	80,000	1,164,689	5,147	(5)	1,431,644
Chief Medical Officer	2017	—	—	—	—		—
Marcos Milla, Ph.D.	2018	324,881	98,384	1,199,930	34,443	(6)	1,657,638
Chief Scientific Officer	2017	127,083	32,406	63,102	—		222,591

(1)	Amounts shown represent performance bonuses earned in 2018 and 2017, which were paid in cash in January 2019 and January 2018, respectively.
(2)

These columns reflect the aggregate grant date fair value of options without regard to forfeitures granted during the year measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The valuation assumptions we used in calculating the fair value of options are set forth in Note 2 to our financial statements appearing in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The amounts do not reflect the actual economic value that may be realized by the named executive officer.

(3)

Amount reflects 401(k) safe-harbor matching contributions of $8,066, the employer portion of health insurance premiums of $10,392, relocation assistance of $3,816, disability insurance premiums of $1,323 and group term life insurance premiums of $871.

(4)	Dr. Leveque commenced employment as our Chief Medical Officer in July 2018.
(5)	Amount reflects 401(k) safe-harbor matching contributions of $4,303, disability insurance premiums of $509 and group term life insurance premiums of $335.
(6)	Amount reflects the employer portion of health insurance premiums of $32,418, disability insurance premiums of $1,221 and group term life insurance premiums of $804.

Compensation Program Overview

Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges.  We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.

The compensation of our named executive officers other than our chief executive officer is generally determined and approved by the Compensation Committee of our Board, and the compensation of our chief executive officer is approved by our Board based upon the recommendations of the Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2018.

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Laura Shawver, Ph.D.	12/7/2017	93,309	251,219		0.63	12/6/2027	—		—
	5/17/2018	—	391,639	(4)	0.93	5/16/2028	—		—
	5/17/2018	—	12,912	(5)	0.93	5/16/2028	80,706	(7)	1,402,670
	12/6/2018	—	506,000	(6)	11.00	12/5/2028	—		—
Joseph Leveque, M.D.	7/11/2018	—	—		0.93	7/10/2028	207,492	(7)	3,606,211
	7/11/2018	—	—		0.93	7/10/2028	51,873	(7)	901,553
	12/6/2018	—	117,000	(6)	11.00	12/5/2028	—		—
Marcos Milla, Ph.D.	8/1/2017	62,412	124,825		0.63	7/31/2027	—		—
	5/17/2018	—	227,806		0.93	5/16/2028	—		—
	12/6/2018	—	125,000	(6)	11.00	12/5/2028	—		—

(1)

All option awards other than those on December 6, 2018 were granted under the 2014 Equity Incentive Plan, or the 2014 Plan. The awards granted on December 6, 2018 were granted under the 2018 Equity Incentive Plan, or the 2018 Plan.

(2)

Except as otherwise noted in the footnotes to this table, each option award vests as follows: 25% of the shares subject to the option vest one year following the vesting commencement date, and the balance of the shares vest in equal monthly installments thereafter over the next 36 months, provided in each case that the holder is then providing services to us in accordance with the terms of the applicable equity plan.  Each option outstanding under the 2014 Plan was amended in October 2018 to provide for certain vesting acceleration, as further described below under “Potential Payments and Benefits upon Termination or Change in Control.”

(3)	All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board.
(4)

27,696 of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the remaining 363,943 shares vest in equal monthly installments thereafter over the next 36 months, subject in each case to the continuous service of Dr. Shawver through such vesting dates.  In addition, the option provides for certain vesting acceleration, as further described below under “Potential Payments and Benefits upon Termination or Change in Control.”

(5)

The shares subject to the option vest on the first anniversary of the vesting commencement date, subject to the continuous service of Dr. Shawver through such vesting date.  In addition, the option provides for certain vesting acceleration, as further described below under “Potential Payments and Benefits upon Termination or Change in Control.”

(6)

The shares underlying the option will vest upon the certification by our Compensation Committee that we have received the first approval for commercial sale by a regulatory authority of any of our product candidates in any territory in the world, subject to the holder’s continued service with us through such vesting date.

(7)

These shares represent shares received upon the early exercise of stock options.  Such shares are subject to repurchase by us until they vest in accordance with the vesting schedule applicable to the underlying options.  No such shares vested in 2018, and as of December 31, 2018, all of the shares early exercised remain unvested and subject to repurchase.  The market value of these unvested shares is based upon the closing price of our common stock on December 31, 2018.

Option Repricings

In July 2018, we amended one of Dr. Shawver’s option awards to permit early exercise in regard to 93,618 shares issuable pursuant to the option. In October 2018, we amended all outstanding equity awards to provide for vesting acceleration upon a change of control. We did not engage in any other repricings or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2018.

Annual Base Salary

The 2018 annual base salaries for our named executive officers are set forth in the table below:

	2018 Base
Name	Salary ($)(1)
Laura Shawver, Ph.D.	$450,000	(2)
Joseph Leveque, M.D.	$425,000
Marcos Milla, Ph.D.	$305,000

(1)

The base salaries of our named executive officers were increased upon completion of our initial public offering as follows: Dr. Shawver, to $540,000, Dr. Leveque, to $450,000 and Dr. Milla, to $368,000.

(2)	Dr. Shawver was paid at a rate of 80% of her base salary for services performed through April 15, 2018.

The base salary of our named executive officers is generally determined and approved by our Board or Compensation Committee in connection with the commencement of employment of the executive.  Our Board or Compensation Committee reviews the base salaries of our named executive officer from time to time and makes adjustments as it determines to be reasonable and necessary.

Bonus Compensation

From time to time our Board or Compensation Committee may approve bonuses for our named executive officers based on individual performance, Company performance or as otherwise determined appropriate.

For 2018, the target bonuses of our named executive officers were as follows: (i) 35% of base salary for Dr. Shawver, (ii) 30% of base salary for Dr. Leveque (pro-rated for the portion of the year that Dr. Leveque was not in service with us and increased to 40% in connection with our initial public offering for the portion of the year thereafter, pursuant to his letter agreement), and (iii) 30% of base salary for Dr. Milla.  In December 2018, our Compensation Committee determined that our 2018 corporate objectives had been fully achieved and awarded Dr. Leveque 140% (based on his integral role in our initial public offering) of his target bonus and Dr. Milla 100% of his target bonus.  At the recommendation of our Compensation Committee, our Board awarded Dr. Shawver 100% of her target bonus.

In November 2018, our Board approved the following increases to target bonus percentages for 2019: Dr. Shawver, 50% of base salary and Dr. Milla, 40% of base salary.

Equity-Based Incentive Awards

We believe that our ability to grant equity-based awards is a valuable and important compensation tool that aligns the financial interests of our employees, consultants and directors, including our named executive officers, with the financial interests of our stockholders.  In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to our business and financial success.

We have historically used stock options as an incentive for long-term compensation to our named executive officers because it allows them to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant.  We may grant equity awards at such times as our Board or Compensation Committee determines appropriate.  Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment with us.  Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

All options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award.  Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure, and may be subject to acceleration of vesting and exercisability under certain termination and change in control events.

Prior to our initial public offering, all options were granted under the 2014 Plan.  In connection with our initial public offering, we adopted the 2018 Plan as a successor to and continuation of our 2014 Plan, to allow for the grant of equity awards to our employees (including our named executive officers), directors and consultants.

In addition, we adopted the 2018 Employee Stock Purchase Plan, or ESPP, in connection with our initial public offering.  The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.  Pursuant to the ESPP, generally all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP.  Unless otherwise determined by our Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Agreements with Executive Officers

We have entered into employment agreements or employment offer letter agreements with each of our current named executive officers whose employment is at will and may be terminated by us at any time.  Below are descriptions of such agreements.  For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see below under the caption “Potential Payments and Benefits upon Termination or Change in Control.”

Laura Shawver, Ph.D. In October 2017, we entered into a letter agreement with Dr. Shawver, our President and Chief Executive Officer, that governs the current terms of her employment with us.  Pursuant to the agreement, Dr. Shawver was entitled to an annual base salary of $450,000 (later increased to $540,000 in connection with our initial public offering) and was eligible to receive an annual target performance bonus of up to 35% of her base salary (later increased to 50% in connection with our initial public offering), as determined by our Board, contingent upon the successful achievement of agreed-upon objectives between Dr. Shawver and us.  Pursuant to her employment offer letter, Dr. Shawver was granted an option to purchase 344,528 shares of our common stock in December 2017, as further described above under the caption “Outstanding Equity Awards at Fiscal Year-End.” In addition, Dr. Shawver was eligible to receive reimbursement of up to $10,000 in relocation expenses, $3,816 of which was incurred and was subject to repayment if her employment with us terminated during the 12 month period following her start date.

Joseph Leveque, M.D. In July 2018, we entered into a letter agreement with Dr. Leveque, our Chief Medical Officer, that governs the terms of his employment with us.  Pursuant to the agreement, Dr. Leveque was entitled to an annual base salary of $425,000 (later increased to $450,000 in connection with our initial public offering) and was eligible to receive an annual target performance bonus of up to 30% of his base salary (later increased to 40% in connection with our initial public offering), as determined by our Board.  Dr. Leveque was granted an option to purchase a number of shares of our common stock equal to 1.25% of our fully diluted shares following the completion of our Series C Financing, equal to 259,365 shares, in July 2018, as further described above under the caption “Outstanding Equity Awards at Fiscal Year-End.” In addition, Dr. Leveque was eligible to receive reimbursement of up to $35,000 in relocation expenses, which he received in January 2019 and must repay if his employment with us terminates during the 12 month period following his start date.

Marcos Milla, Ph.D. In July 2017, we entered into an employment agreement with Dr. Milla, who currently serves as our Chief Scientific Officer, that governs the terms of his employment with us.  Pursuant to the agreement, Dr. Milla was entitled to an initial annual base salary of $305,000 (later increased to $368,000 in connection with our initial public offering).  Additionally, Dr. Milla was eligible to receive an annual target performance bonus of up to 30% of his base salary (later increased to 40% in connection with our initial public offering) subject to his continued employment through the applicable scheduled payment date of such annual bonus.  The actual amount of such bonus will be determined in the discretion of our Board, based on the achievement of corporate and individual milestones determined by our Board.  Further, pursuant to this employment agreement, Dr. Milla was granted an option to purchase 187,237 shares of our common stock in August 2017, as further described above under the caption “Outstanding Equity Awards at Fiscal Year-End.”

Potential Payments and Benefits upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, our named executive officers are entitled to receive amounts earned during her or his term of service.

Equity Award Acceleration

In October 2018, our Board amended all outstanding options granted under the 2014 Plan, including options held by our named executive officers, to provide that in the event of a change in control in which the surviving corporation or acquiring corporation (or its parent company) assumes or continues the option or substitutes a similar stock award for such option, then the portion of the option that has not vested as of the effective time of such change in control shall continue to vest according to the vesting schedule in the applicable grant notice; provided that such portion of the option shall vest no less favorably than ratably over the 12 month period following the change in control.  In addition, pursuant to the October 2018 amendment, if a change in control occurs and within three months prior to, or within 12 months after, the effective time of such change in control, the holder’s continuous service terminates due to an involuntary termination (not including death or disability) without cause or due to the holder’s voluntary termination with good reason, then, as of the date of termination of continuous service, the vesting and exercisability of the option will be accelerated in full.  In addition, options granted to our named executive officers in December 2018 are subject to the acceleration provisions described in this paragraph.

For purposes of the option agreements amended in October 2018, (A) the term “change in control” generally means (i) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock; (ii) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting securities or voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction; (iii) a complete dissolution or liquidation; or (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; and (B) the term “cause” generally means (i) commission of a felony or any crime involving fraud, dishonesty or moral turpitude; (ii) attempted commission of, or participation in, a fraud or material act of dishonesty against us; (iii) intentional, material violation of any contract or agreement between the executive and us or of any statutory duty owed to us; (iv) executive’s repeated and willful failure to satisfactorily perform his or her job duties after 30 days written notice of such deficiency and an opportunity to cure (of at least 15 business days); (v) executive engaging or participating in any activity which is directly competitive with or injurious to us or which violates any material provisions of his or her Proprietary Information and Inventions Agreement with us (if applicable) which remains uncured after 30 days written notice; or (vi) executive’s gross misconduct.

For purposes of the December 2018 options, (A) the term  “change in control” generally means (i) the acquisition by any person or entity of more than 50% of the combined voting power of our then outstanding stock, (ii) the consummation of a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (iii) the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (iv) a complete dissolution or liquidation of the Company or (v) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to our initial public offering, or the incumbent Board, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board still in office; and (B) the term “Cause” has the meaning ascribed to such term in any written agreement between the holder and us defining such term and, in the absence of such agreement, such term means, with respect to a holder, the occurrence of any of the following events: (i) such holder’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such holder’s attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) such holder’s intentional, material violation of any contract or agreement between the holder and us or of any statutory duty owed to us; (iv) such holder’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) such holder’s gross misconduct;.

For purposes of both the October 2018 option amendments and the December 2018 options, the term “Good Reason” means the occurrence of any of the following events, conditions or actions taken by us without the holder’s written consent: (i) a material reduction of the holder’s annual base salary; provided, however, that “good reason” will not be deemed to have occurred in the event of a reduction in the holder’s annual base salary that is pursuant to a salary reduction program affecting substantially all of our similarly situated employees and that does not adversely affect the holder to a greater extent than other similarly situated employees; (ii) a material reduction in the holder’s authority, duties or responsibilities; (iii) a relocation of the holder’s principal place of employment with us to a place that increases the holder’s one-way commute by more than 50 miles as compared to the holder’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business); (iv) in the case of employees reporting to our Board or our Chief Executive Officer, a material adverse change in such reporting level requiring the holder to report to a corporate officer or executive other than our Board or our Chief Executive Officer, as the case may be; or (v) a material breach by us of any material agreement between us and the holder.

Change in Control and Severance Benefit Plan

In October 2018, our Board approved the Synthorx, Inc. Change in Control and Severance Benefit Plan, or the Severance Plan, which became effective in connection with our initial public offering.  The Severance Plan provides for severance benefits, including in connection with a change in control, for certain of our employees, including our named executive officers, subject to execution and effectiveness of a release of claims.  In the event of an involuntary termination, which is either a termination without “cause” or a resignation for “good reason,” that occurs during the time period commencing three months prior to the to the signing of a definitive agreement setting forth the terms of a change in control that is ultimately consummated and ending 12 months following the closing of a “change in control,” (i) Dr. Shawver will be entitled to a lump sum cash payment equal to 24 months of base salary plus annual target cash bonus multiplied by two and up to 24 months of payment for continued group health plan benefits; and (ii) Drs. Leveque and Milla will each be entitled to a lump sum cash payment equal to 18 months of base salary plus annual target cash bonus multiplied by 1.5 and up to 18 months of payment for continued group health plan benefits.

In addition, the Severance Plan provides that in the event of an involuntary termination that occurs outside of the change in control period, (i) Dr. Shawver will be entitled to a lump sum cash payment equal to 18 months of base salary plus annual target cash bonus pro-rated for the number of days in which Dr. Shawver provided services to us in the year in which the termination occurs and up to 18 months of payment for continued group health plan benefits; and (ii) Drs. Leveque and Milla will each be entitled to a lump sum cash payment equal to 12 months of base salary plus annual target cash bonus pro-rated for the number of days in which Drs. Leveque and Milla, respectively, provided services to us in the year in which the termination occurs and up to 12 months of payment for continued group health plan benefits.  If a participant’s termination occurs during the six-month period after commencement of employment with us, then the benefits described in the preceding sentence shall be reduced by 50%.

The Severance Plan will supersede any severance benefit plan, policy or practice previously maintained by us, including any severance benefits set forth in any individually negotiated employment contract or agreement between us and a participant, unless such employment contract or agreement provides for benefits that are in substance more favorable to the participant.

For purposes of the Severance Plan, “change in control” generally means (i) the acquisition by any person or entity of more than 50% of the combined voting power of our then outstanding stock, (ii) the consummation of a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (iii) the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (iv) a complete dissolution or liquidation of the Company or (v) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to our initial public offering, or the incumbent Board, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board still in office.  “Cause” means, with respect to a participant, the occurrence of any of the following events: (i) the participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) the participant’s attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) the participant’s intentional, material violation of any contract or agreement between the participant and us or of any statutory duty owed to us; (iv) the participant’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) the participant’s gross misconduct.  “Good reason” for a participant’s resignation means the occurrence of any of the following events, conditions or actions taken by us without “cause” and without such participant’s consent: (i) a material reduction of such participant’s annual base salary, which is a reduction of at least 10% of such participant’s base salary (unless pursuant to a salary reduction program applicable generally to our similarly situated employees); (ii) a material reduction in such participant’s authority, duties or responsibilities; (iii) in the case of participants reporting to our Board or our Chief Executive Officer, a material adverse change in such reporting level requiring that participant to report to a corporate officer or executive other than our Board or our Chief Executive Officer, as the case may be; (iv) a relocation of such participant’s principal place of employment with us (or our successor, if applicable) to a place that increases such employee’s one-way commute by more than 50 miles as compared to such participant’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business); provided that if such participant’s principal place of employment is his or her personal residence, this clause (iv) will not apply; or (v) a material breach by us of any material agreement between the participant and us.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, vision, group term life, disability, employee assistance, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees.  In addition, we provide a 401(k) plan to our employees, including our named executive officers, as discussed below under the caption “401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.  We do, however, pay a portion of the premiums for medical, dental, vision, group term life, disability, employee assistance and accidental death and dismemberment insurance for all of our employees who work at least 30 hours per week, including our named executive officers.  Our Board may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests and in the best interests of our stockholders.

401(k) Plan

In May 2018 we adopted a defined contribution employee retirement plan, or 401(k) plan, for our employees.  Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees.  The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code.  The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan.  The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $18,500 for calendar year 2018 and is $19,000 for 2019.  Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2018 and 2019 may be up to an additional $6,000 above the statutory limit.  We make safe harbor contributions to the 401(k) plan on behalf of eligible participants in an amount equal to 3% of the participant’s eligible compensation, subject to limitations under the Code.  Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans.  Our Board or Compensation Committee may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2018, about our common stock that may be issued upon the exercise of stock options to employees, members of our Board and consultants under all existing equity compensation plans, including our 2014 Plan, our 2018 Plan and our ESPP.  The 2018 Plan, was adopted in connection with our initial public offering as the successor to and continuation of the 2014 Plan.  The ESPP was also adopted in connection with our initial public offering.  See Note 11 to the Notes to Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for further discussion of our equity plans.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Plan Category:
Equity compensation plans approved by security holders	3,988,067	(1)	$5.38	2,461,485	(2)
Equity compensation plans not approved by security holders.	—		—	—
Total	3,988,067		$5.38	2,461,485

(1)	Of these shares of common stock, 1,699,118 shares were subject to outstanding options under the 2018 Plan and 2,288,949 shares were subject to outstanding options under the 2014 Plan.
(2)

The 2018 Plan and ESPP contain “evergreen” provisions which provide for annual increases in the number of shares available for future issuance on January 1 of each year, beginning on January 1, 2019, through January 1, 2028.  The annual increase in the number of shares under the 2018 Plan shall be equal to the lesser of (1) 4% of the total number of outstanding shares of our capital stock on December 31st of the previous year and (2) a number of shares determined by our Board.  The annual increase in the number of shares under the ESPP shall be equal to the lesser of (1) 1% of the total number of outstanding shares of our capital stock on December 31st of the previous year and (2) 750,000 shares; provided that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (1) and (2).  As of the date hereof, no shares of our common stock have been purchased under the ESPP.

Equity Benefit Plans

2018 Equity Incentive Plan

Our Board adopted, and our stockholders approved, our 2018 Plan in November 2018.  Our 2018 Plan is a successor to and continuation of our 2014 Plan and became effective on December 6, 2018 in connection with our initial public offering.  No further grants will be made under the 2014 Plan.  As of December 31, 2018, there were 1,816,485 shares remaining available for the future grant of stock awards under our 2018 Plan.  As of December 31, 2018, there were outstanding stock options covering a total of 1,699,118 shares of our common stock that were granted under our 2018 Plan.

Stock Awards. Our 2018 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.  We have granted stock options under the 2018 Plan.

Authorized Shares. The maximum number of shares of our common stock that may be issued under our 2018 Plan will not exceed 5,828,865 shares, which is the sum of (1) 3,428,492 new shares, plus (2) the number of shares (not to exceed 2,400,373 shares) (i) that remained available for the issuance of awards under our 2014 Plan at the time our 2018 Plan became effective, and (ii) any shares subject to outstanding stock options or other stock awards that were granted under our 2014 Plan that terminate or expire prior to exercise or settlement; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price.  In addition, the number of shares of our common stock reserved for issuance under our 2018 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2019 through January 1, 2028, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our Board.  The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2018 Plan is 11,657,730.

Shares subject to stock awards granted under our 2018 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our 2018 Plan.  If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us for any reason, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2018 Plan.  Any shares reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2018 Plan.

Plan Administration. Our Board, or a duly authorized committee of our Board, has the authority to administer our 2018 Plan and is referred to as the “plan administrator” herein.  Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards.  Under our 2018 Plan, our Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2018 Plan, the Board also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator.  The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2018 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant.  Options granted under the 2018 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2018 Plan, up to a maximum of 10 years.  Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service.  This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy.  If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death.  If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service.  In the event of a termination for cause, options generally terminate upon the termination date.  In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option is determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution.  Subject to approval of the plan administrator or a duly authorized officer in each case, (i) an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000.  Options or portions thereof that exceed such limit will generally be treated as NSOs.  No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator.  Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law.  A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement.  Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award.  Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator.  A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board and permissible under applicable law.  The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms.  If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator.  The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant.  A stock appreciation right granted under the 2018 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2018 Plan, up to a maximum of 10 years.  If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service.  This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy.  If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death.  In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause.  In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2018 Plan permits the grant of performance-based stock and cash awards.  Our Compensation Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

The performance goals that may be selected include one or more of the following: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) or strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third-party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board.

The performance goals may be based on Company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Our Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting us, or our financial statements in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the board of director’s assessment of our business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends.  In addition, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Board.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock.  The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2018 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Our 2018 Plan provides that in the event of certain specified significant corporate transactions (or a change in control, as defined below), unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a successor corporation;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;
•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; or
•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants.

Under the 2018 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. In the event of a change in control, the plan administrator may take any of the above-mentioned actions.  Awards granted under the 2018 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.  Under the 2018 Plan, a change in control is generally (1) the acquisition by any person or entity of more than 50% of the combined voting power of our then outstanding stock, (2) the consummation of a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, (4) a complete dissolution or liquidation of the Company or (5) when a majority of our Board becomes comprised of individuals who were not serving on our Board on the date of the underwriting agreement related to this offering, or the incumbent Board, or whose nomination, appointment, or election was not approved by a majority of the incumbent Board still in office.

Plan Amendment or Termination. Our Board has the authority to amend, suspend, or terminate our 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.  Certain material amendments also require the approval of our stockholders.  No ISOs may be granted after the tenth anniversary of the earlier of the date the 2018 Plan is adopted by the Board or approved by our stockholders.  No stock awards may be granted under our 2018 Plan while it is suspended or after it is terminated.

2014 Equity Incentive Plan

In May 2014, our Board and our stockholders approved the 2014 Plan.  Our Board and our stockholders most recently approved an amendment to the 2014 Plan in October 2018.  All references in this proxy statement to the 2014 Plan shall be deemed to refer to our 2014 Equity Incentive Plan, as amended, unless the context otherwise requires.  As of December 31, 2018, there were outstanding stock options covering a total of 2,288,949 shares of our common stock that were granted under our 2014 Plan and there were no additional shares available for grant under the 2014 Plan.

No additional awards will be granted under the 2014 Plan, and all outstanding awards granted under the 2014 Plan that are repurchased, forfeited, expire or are canceled will become available for grant under the 2018 Plan in accordance with its terms.

Stock Awards. Our 2014 Plan provides for the grant of ISOs within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards to employees, directors and consultants, including employees and consultants of our affiliates.  We have granted stock options under the 2014 Plan.

Plan Administration. Our Board, or a duly authorized committee of our Board, has the authority to administer our 2014 Plan and is referred to as the “plan administrator” herein.  The plan administrator may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards.  Under our 2014 Plan, the plan administrator has the authority to determine award recipients, dates of grant, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of their exercisability and the vesting schedule applicable to a stock award.

Under the 2014 Plan, the plan administrator also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options. ISOs and NSOs were granted under stock option agreements adopted by the plan administrator.  The plan administrator determined the exercise price for stock options, within the terms and conditions of the 2014 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant.  Options granted under the 2014 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determined the term of stock options granted under the 2014 Plan, up to a maximum of 10 years.  If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service.  This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy.  If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death.  If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service.

In the event of a termination for cause, options generally terminate upon the termination date.  In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option was determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, (5) a deferred payment arrangement or (6) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution.  Subject to approval of the plan administrator or a duly authorized officer in each case, (i) an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument and (ii) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000.  Options or portions thereof that exceed such limit will generally be treated as NSOs.  No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2014 Plan, (2) the class and maximum number of shares that may be issued on the exercise of ISOs and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. Our 2014 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;
•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;
•	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us;
•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for such cash payment, if any as the plan administrator deems appropriate; and

•

make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

Under the 2014 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of at least 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. A stock award under the 2014 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement or other written agreement between us and the participant, but in the absence of such provision, no such acceleration will occur, except as described above.  Under the 2014 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, or (4) our complete dissolution or liquidation.

Plan Amendment or Termination. Our Board has the authority to amend, suspend, or terminate our 2014 Plan, provided that such action does not impair the existing rights of any participant without such participant’s written consent.  Certain material amendments also require the approval of our stockholders.  Unless terminated sooner, the 2014 Plan will automatically terminate on May 26, 2024.  No stock awards may be granted under our 2014 Plan while it is suspended or after it is terminated.

2018 Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, our ESPP in November 2018.  The ESPP became effective on December 6, 2018, in connection with our initial public offering.  The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.  The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Share Reserve. The ESPP authorizes the issuance of shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates.  As of December 31, 2018, 645,000 shares of our common stock were authorized under the ESPP for issuance pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates.  As of December 31, 2018, no shares of our common stock had been issued under the ESPP and there were 645,000 shares available for future issuance under the ESPP.  The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2019 through January 1, 2028, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase and (2) 750,000 shares; provided that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (1) and (2).  As of the date hereof, no shares of our common stock have been purchased under the ESPP.

Administration. Our Board administers the ESPP and may delegate its authority to administer the ESPP to our Compensation Committee.  The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings.  Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering.  Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering.  An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP.  Unless otherwise determined by our Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board, including: (1) being customarily employed for more than 20 hours per week, (2) being customarily employed for more than five months per calendar year or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years).  No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each calendar year such a purchase right is outstanding.  Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value under Section 424(d) of the Code.

Changes to Capital Structure. In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or similar transaction, the Board will make appropriate adjustments to: (1) the class(es) and maximum number of shares reserved under the ESPP, (2) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (3) the class(es) and number of shares subject to and purchase price applicable to outstanding offerings and purchase rights and (4) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company).  If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Under the ESPP, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

ESPP Amendment or Termination. Our Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent.  We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Director Compensation

Our Board adopted, and our stockholders approved, a non-employee director compensation policy in November 2018 that became effective in connection with our initial public offering.  This compensation policy is applicable to each member of our Board who is not also serving as an employee or consultant to us.

This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $35,000;
•	an additional annual cash retainer of $30,000 for service as chairman of the Board;
•

an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•

an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (not applicable to committee chairs);

•	an initial option grant to purchase common stock with an aggregate Black-Scholes option value of $240,350 on the date of each such non-employee director’s appointment to our Board; and
•

an annual option grant to purchase common stock with an aggregate Black-Scholes option value of $120,175 on the date of each of our annual stockholder meetings for each continuing director (pro-rated for directors who have not served on the Board for 12 months prior to the applicable annual stockholder meeting based on the number of full months served on the Board).

Each of the option grants described above will be granted under our 2018 Plan and will vest and become exercisable subject to the director’s continuous service to us, provided that each option will vest in full upon a change in control (as defined in the 2018 Plan).  The term of each option will be 10 years, subject to earlier termination as provided in the 2018 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be three months from the date of termination.  An eligible director may decline all or any portion of his or her compensation by giving notice to us prior to the date cash may be paid or equity awards are to be granted, as the case may be.

Prior to the adoption of our director compensation policy, we did not regularly pay cash or equity compensation to any of our non-employee directors.  However, in May 2018, our Board granted an option to Ms. Capps to purchase 62,412 shares of common stock at an exercise price per share of $0.93 in connection with her commencement of services as a director.  In October 2018, our Board granted an option to Dr. Shah to purchase 62,412 shares at an exercise price per share of $5.82 in connection with his commencement of services as a director.  Each of Ms. Capps’ and Dr. Shah’s options vests in 48 equal monthly installments from the vesting commencement date, subject to the holder’s continuous service with us.  With respect to each of Ms. Capps’ and Dr. Shah’s options, in the event of a change in control in which the surviving corporation or acquiring corporation (or its parent company) assumes or continues the option or substitutes a similar stock award for such option, then the portion of the option that has not vested as of the effective time of such change in control will continue to vest according to the vesting schedule in the applicable grant notice; provided that such portion of the option will vest no less favorably than ratably over the 12-month period following the change in control.  In addition, notwithstanding the foregoing, if a change in control occurs and within three months prior to, or within 12 months after, the effective time of such change in control, the holder’s continuous service terminates due to an involuntary termination (not including death or disability) without cause or due to voluntary termination with good reason, then, as of the date of termination of continuous service, the vesting and exercisability of the option will be accelerated in full.  The definitions of “change in control,” “cause” and “good reason” applicable to Dr. Shah’s and Ms. Capps’ options are those applicable to the October 2018 option amendments, as described above under the caption “Potential Payments and Benefits upon Termination or Change in Control.” Dr. Shah early exercised his option in October 2018.  In addition, in connection with their commencement of services, we agreed to pay both Ms. Capps and Dr. Shah a $35,000 annual retainer for serving on the Board.  Ms. Capps received full quarterly retainer payments for the second and third quarters of 2018, and a prorated payment for the fourth quarter of 2018, prior the effectiveness of our director compensation policy.  Dr. Shah received a prorated retainer payment from his Board appointment date through the effectiveness of our director compensation policy.

In addition, in November 2018, our Board approved the grant of options to purchase 30,000 shares to each of Dr. Lichter, Dr. Thompson, Dr. Kolchinsky and Dr. Romesberg.  These options were granted in December 2018 under our 2018 Plan at an exercise price per share of $11.00.  The shares underlying each option vest in equal monthly installments over the 12 months following the grant date, subject to the respective holder’s continued service with us.  In addition, if a change in control occurs and the holder’s continuous service has not terminated as of immediately prior, the vesting and exercisability of the options will be accelerated in full.

Director Compensation Table

The following table summarizes the compensation information with respect to all of our non-employee directors for amounts earned during the year ended December 31, 2018.

	Fees Earned or Paid in Cash	Options Awards	Total
Name	($)	($)(1)	($)
Pratik Shah, Ph.D.(2)	9,966	239,587	249,553
Vickie Capps(3)	27,624	35,590	63,214
Peter Kolchinsky, Ph.D.(4)	2,953	206,088	209,041
Andrew Levin, Ph.D.(5)	—	—	—
Jay Lichter, Ph.D.	3,475	206,088	209,563
Andrew Powell, J.D.(6)	1,484	240,334	241,818
Floyd Romesberg, Ph.D.	2,679	206,088	208,767
Peter Thompson, M.D.(7)	3,441	206,088	209,529

(1)

These columns reflect the aggregate grant date fair value of options without regard to forfeitures granted to our non-employee directors during the year measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718).  The valuation assumptions we used in calculating the fair value of options are set forth in Note 2 to our financial statements appearing in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.  The amounts do not reflect the actual economic value that may be realized by the named executive officer.  The aggregate number of shares of common stock subject to stock options outstanding at December 31, 2018 for each of our non-employee directors is as follows:

Aggregate Number of Option Awards Outstanding at
Name	December 31, 2018 (#)
Pratik Shah, Ph.D.	—
Vickie Capps	62,412
Peter Kolchinsky, Ph.D.	30,000
Andrew Levin, Ph.D.	—
Jay Lichter, Ph.D.	30,000
Andrew Powell, J.D.	27,015
Floyd Romesberg, Ph.D.	30,000
Peter Thompson, M.D.	30,000

None of our non-employee directors held unvested stock awards (other than options) as of December 31, 2018.

(2)

Dr. Shah was appointed to our Board in October 2018.  During 2018 Dr. Shah early exercised stock options and acquired 62,412 shares of our common stock, of which 59,812 shares were subject to our right of repurchase as of December 31, 2018.

(3)	Ms. Capps was appointed to our Board in April 2018.
(4)	Dr. Kolchinsky was appointed to our Board in May 2018.
(5)	Dr. Levin resigned from our Board in May 2018.
(6)	Mr. Powell was appointed to our Board in December 2018.
(7)	Dr. Thompson was appointed to our Board in April 2018.

Transactions With Related Persons and indemnification

Certain Related-Person Transactions

The following includes a summary of transactions since January 1, 2017 to which we have been a party and in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of our average total assets as of December 31, 2018, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive And Director Compensation.”

Insider Participation in Initial Public Offering

In December 2018, we issued an aggregate 13,699,636 shares of our common stock in our initial public offering at a purchase price per share of $11.00 per share.  Certain of our principal stockholders, including entities affiliated with certain of our directors who were greater than 5% stockholders, purchased shares of our common stock in the offering at the initial public offering price per share.  The following table sets forth the aggregate number of shares issued to these related parties in the initial public offering:

Participants	Common Shares in Initial Public Offering
RA Capital Healthcare Fund, L.P.(1)	4,545,455
OrbiMed Private Investments VII, L.P.(2)	1,363,636
Avalon Ventures X, L.P.(3)	545,455

(1)	RA Capital is affiliated with Peter Kolchinsky, Ph.D., one of our non-employee directors.
(2)	OrbiMed Private Investments VII, L.P. is affiliated with Peter Thompson, M.D., one of our non-employee directors.
(3)	Avalon Ventures X, L.P. is affiliated with Jay Lichter, Ph.D., one of our non-employee directors, and Tighe Reardon, our Acting Chief Financial Officer.

Series C Preferred Stock Financing

In April 2018, we entered into a Series C Preferred Stock Purchase Agreement with various investors, pursuant to which we issued and sold to such investors an aggregate of 8,118,108 shares of our Series C convertible preferred stock at a purchase price of $3.2699 per share, and received aggregate gross proceeds of approximately $26.5 million.  The terms of the Series C Preferred Stock Purchase Agreement provided for a second closing of an aggregate of 11,365,348 shares of Series C Preferred Stock at a price per share of $3.2699 upon the achievement of a milestone, provided the investors in the Series C preferred stock financing may also purchase the shares allotted to them for the second closing prior to the achievement of the milestone at their election, so long as such purchase (whether pursuant to the achievement of the milestone or the investors’ election) was completed before the completion of our initial public offering.  On November 1, 2018, we completed the second closing, issuing the full allotment of 11,365,348 shares of Series C convertible preferred stock to the Series C investors at a price of $3.2699 per share, resulting in aggregate gross proceeds of approximately $37.2 million.

The participants in the Series C preferred stock financing included the following holders of more than 5% of our capital stock at the time of the Series C closing.  The following table sets forth the aggregate number of shares of Series C Preferred Stock issued to these related parties in the Series C preferred stock financing:

Participants	Shares of Series C Preferred Stock
OrbiMed Private Investments VII, LP(1)	6,333,206
Entities affiliated with Avalon Ventures X, L.P.(2)	5,854,439
RA Capital Healthcare Fund, L.P.(3)	4,712,824
Blackwell Partners LLC-Series A(3)	1,141,615
Correlation Ventures, L.P.	305,820

(1)

OrbiMed Private Investments VII, L.P. did not become a greater than 5% stockholder until the initial closing of the Series C preferred stock financing in April 2018.  In connection with the initial closing of the Series C preferred stock financing, we appointed Peter Thompson, M.D. to our Board.

(2)	Avalon Ventures and another entity affiliated with Avalon Ventures are affiliated with Jay Lichter, Ph.D., one of our non-employee directors, and Tighe Reardon, our Acting Chief Financial Officer.
(3)

RA Capital and Blackwell are affiliated with Andrew Levin, Ph.D., a non-employee member of Board on the date of the Series C Preferred Stock Purchase Agreement.  Dr. Levin resigned from our Board in May 2018.  We appointed Peter Kolchinsky, Ph.D. to our Board upon Dr. Levin’s resignation, as the designee of RA Capital.

Series B Preferred Stock Financing

In July 2016, we entered into a Series B Preferred Stock Purchase Agreement with various investors, pursuant to which we issued and sold to such investors an aggregate of 4,072,988 shares of our Series B convertible preferred stock at a purchase price of $2.4552 per share, and received aggregate gross proceeds of approximately $10.0 million.  Half of the shares were issued in an initial closing in July 2016 and half of the shares were issued in a second closing in March 2017.

The participants in the Series B preferred stock financing included the following holders of more than 5% of our capital stock.  The following table sets forth the aggregate number of shares of Series B Preferred Stock issued to these related parties in the Series B preferred stock financing:

Participants	Shares of Series B Preferred Stock
Avalon Ventures X, L.P. (1)	1,221,896
Correlation Ventures, L.P.	344,382
RA Capital Healthcare Fund, L.P. (2)	1,995,846
Blackwell Partners LLC—Series A (2)	447,948

(1)

Avalon Ventures is affiliated with Jay Lichter, Ph.D., one of our non-employee directors, and Tighe Reardon, our Acting Chief Financial Officer.  On the date of the Series B Preferred Stock Purchase Agreement, Avalon Ventures was also affiliated with Court R. Turner, our former President and Chief Executive Officer.

(2)

RA Capital Management, LLC, or RA Capital Management, is the general partner of RA Capital Healthcare Fund, L.P., or RA Capital.  RA Capital Management also serves as an investment advisor to Blackwell Partners LLC—Series A, or Blackwell.  RA Capital and Blackwell did not become a holder of more than 5% of our capital stock until the initial closing of our Series B preferred stock financing.  In connection with the initial closing of the Series B preferred stock financing, we appointed Andrew Levin, Ph.D., a Managing Director of RA Capital Management, to our Board.  Dr. Levin remained a director through the second closing of the Series B preferred stock financing in March 2017 and resigned from our Board in May 2018.

Agreements with TSRI

Floyd Romesberg, Ph.D., one of our directors, is a professor of chemistry at TSRI.  Under our agreements with TSRI, as described below, we incurred an aggregate of $0.5 million of expense during the year ended December 31, 2017 and an aggregate of $0.6 million of expense during the year ended December 31, 2018.

License Agreement

In July 2014, we entered into a License Agreement with TSRI, which was amended in September 2018, or the TSRI Agreement.  The TSRI Agreement is more fully described in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the section Our License and Collaboration Agreements and is incorporated herein by reference.

Research Funding and Option Agreement

In July 2014, we entered into a Research Funding and Option Agreement with TSRI, which was amended in September 2015, September 2016, October 2017 and August 2018.  The Research Funding and Option Agreement is more fully described in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the section Our License and Collaboration Agreements and is incorporated herein by reference.

Academic Development Program Awards

In October 2018, we executed academic development award letters with TSRI to fund direct research.  Such expenses fund a portion of Dr. Romesberg’s research activities conducted at TSRI.

Agreements with COI Pharmaceuticals, Inc.

Support Services Agreement

In February 2015, we entered into a Support Services Agreement with COI.  Jay Lichter, Ph.D., a member of our Board, and Tighe Reardon, our Acting Chief Financial Officer, are each executive officers and directors of COI, a shared service company that provides certain back-office and administrative and research and development support services, including facilities support, to the portfolio companies of Avalon Ventures, one of our principal stockholders.  Under our Support Services Agreement with COI, including the sublease described below, we have incurred an aggregate of $1.08 million of expense during the year ended December 31, 2018.  The Support Services Agreement is more fully described in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the section Our Other Material Agreements and is incorporated herein by reference.

Sublease Agreement

In August 2017, we entered into an office sublease agreement with COI, which was amended in November 2018, with respect to leasing a majority of our principal offices in La Jolla, California from COI.  Under the sublease, we incurred an aggregate of $0.5 million in expenses during the year ended December 31, 2018.  The sublease agreement provides us with a one-time right to terminate effective March 2024, subject to certain provisions, and expires in February 2027.

Indemnification

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company.  Under our Bylaws, we are required to indemnify its directors and executive officers to the extent not prohibited under Delaware or other applicable law.  We have also entered, and we intend to continue to enter, into indemnity agreements with certain officers and directors, in addition to the indemnification provided for in our Bylaws.  These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, including attorneys’ fees, judgments, fines and settlement amounts he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent or any other company or enterprise to which the person provides services at our request, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.  We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Synthorx stockholders will be “householding” our proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors.

/s/ Laura K. Shawver
Laura K. Shawver, Ph.D.
President and Chief Executive Officer

April 24, 2019

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Synthorx, Inc., Attn: Secretary, 11099 N. Torrey Pines Road, Suite 190, La Jolla, California 92037.

ANNUAL MEETING OF SYNTHORX, INC. Annual Meeting of Synthorx, Inc. to be held on Friday, June 7, 2019 for Holders as of April 22, 2019 This proxy is being solicited on behalf of the Board of Directors Date: June 7, 2019 Time: 8:00 A.M. (Pacific Daylight Time) Place: 4401 Eastgate Mall, San Diego, CA 92121 Please separate carefully at the perforation and return just this portion in the envelope provided. Please make your marks like this: Use dark black pencil or pen only INTERNET Board of Directors Recommends a Vote FOR the three nominees for director and FOR proposal 2. TELEPHONE Call Go To www.proxypush.com/THOR • Cast your vote online. • View Meeting Documents. 866-230-6295 1: Election of Class I Directors Directors Recommend • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. OR Withhold For 01 Vickie Capps 02 Laura Shawver, Ph.D. 03 Peter Thompson, M.D. For MAIL For • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR For For Against Abstain 2: To ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019. For The undersigned hereby appoints Laura Shawver, Ph.D. and Christian V. Kuhlen, M.D., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Synthorx, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSAL IN ITEM 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. 3: To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof. PROXY TABULATOR FOR SYNTHORX, INC. P.O. BOX 8016 CARY, NC 27512-9903 Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy

Please separate carefully at the perforation and return just this portion in the envelope provided.  Proxy  Synthorx, Inc. Annual Meeting of Stockholders June 7, 2019, 8:00 a.m. (Pacific Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Laura Shawver, Ph.D. and Christian V. Kuhlen, M.D. (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Synthorx, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 4401 Eastgate Mall, San Diego, CA 92121, on Friday, June 7, 2019 at 8:00 a.m. (Pacific Daylight Time) and all adjournments or postponements thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect three Class I directors. 2. To ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019. 3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The three directors up for re-election are: Vickie Capps, Laura Shawver, Ph.D. and Peter Thompson, M.D. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each

Proxy — Synthorx, Inc. Annual Meeting of Stockholders June 7, 2019, 8:00 a.m. (Pacific Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Laura Shawver, Ph.D. and Christian V. Kuhlen, M.D. (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Synthorx, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 4401 Eastgate Mall, San Diego, CA 92121, on Friday, June 7, 2019 at 8:00 a.m. (Pacific Daylight Time) and all adjournments or postponements thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect three Class I directors. 2. To ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019. 3. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The three directors up for re-election are: Vickie Capps, Laura Shawver, Ph.D. and Peter Thompson, M.D. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided. To attend the meeting and vote your shares in person, please mark this box.